Exhibit 10.2

PRIVILEGED AND CONFIDENTIAL

LOCK-UP AGREEMENT

December 20, 2022

ECARX Holdings Inc.

16/F, Tower 2, China Eastern Airline Binjiang Center

277 Longlan Road, Xuhui District

Shanghai 200041, People’s Republic of China

COVA Acquisition Corp.

1700 Montgomery Street, Suite 240

San Francisco, CA 94111

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to ECARX Holdings Inc., a Cayman Islands exempted company (the “Company”) and COVA Acquisition Corp., a Cayman Islands exempted company (“SPAC”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) entered into as of May 26, 2022, by and among the Company, SPAC, Ecarx Temp Limited, a Cayman Islands exempted company (“Merger Sub 1”), and Ecarx&Co Limited, a Cayman Islands exempted company (“Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 1 will merge with and into SPAC, with SPAC surviving the First Merger as a wholly owned subsidiary of the Company (the “First Merger”), (ii) SPAC will merge with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company (the “Second Merger”, and together with the First Merger, the “Mergers”), and (iii) in connection with the Mergers, the undersigned (the “Shareholder”) will hold such number of Class A ordinary shares of the Company (each, a “Company Ordinary Share”) equal to (a) the number of ordinary shares and preferred shares of the Company held by the Shareholder, multiplied by (b) the Recapitalization Factor. Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

In order to induce SPAC and the Company to proceed with the Mergers and other transactions contemplated in the Merger Agreement (collectively, the “Transactions”) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby agrees with SPAC and the Company as follows.

As used herein, (i) “Closing” means the closing of the transactions contemplated by the Merger Agreement; (ii) “Closing Date” means the date on which the Closing occurs; (iii) “Lock-Up Period” means a period of six (6) months from and after the Closing Date; (iv) “Locked-Up Shares” means any Company Ordinary Shares that are held by the Shareholder immediately after the First Effective Time and any Company Ordinary Shares acquired by the Shareholder upon the exercise of the Company Options; and (v) “Transfer” means (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Locked-Up Shares, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Locked-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) publicly announce any intention to effect any transaction specified in clause (x) or (y).

Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of the Company, Transfer any Locked-Up Shares held by it.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(i)                transfers by the Shareholder to (A) any of its shareholder, partner or member via dividend or share repurchase as part of a distribution, or (B) any Person that is an affiliate of the Shareholder;

(ii)               transfers by virtue of the Laws of the state of the Shareholder’s organization and the Shareholder’s Organizational Documents upon dissolution of the Shareholder;

(iii)             pledges of any Locked-Up Shares to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as the Shareholder continues to control the exercise of the voting rights of such pledged Locked-Up Shares (as well as any foreclosures on such pledged Locked-Up Shares so long as the transferee in such foreclosure agrees to become a party to this Letter Agreement and be bound by all obligations applicable to the Shareholder, provided that such agreement shall only take effect in the event that the transferee takes possession of the Locked-Up Shares as a result of foreclosure);

(iv)             transfers of any Company Ordinary Shares acquired as part of the Permitted Financing or Subsequent Equity Financing;

(v)              transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(vi)              the exercise of any options to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(vii)            transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(viii)          the establishment, at any time after the Closing, by the Shareholder of a trading plan providing for the sale of Company Ordinary Shares that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by the Shareholder pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period; and

(ix)              transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date;

provided, however, that in the case of clauses (i) through (iv), these permitted transferees shall enter into a written agreement in substantially the form of this Letter Agreement, agreeing to be bound by the lock-up restrictions on Transfer of Lock-Up Shares prior to such Transfer.

The Shareholder hereby agrees that, in accordance with the terms thereof, (i) the Investors Rights Agreement, (ii) any rights of the Shareholder under the Investors Rights Agreement (including, for the avoidance of doubt, any registration rights of the Shareholder with respect to any securities of the Company thereunder) and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the shareholders of the Company, shall be terminated effective as of the First Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Shareholder or the Company, and neither the Company, the Shareholder, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder and each of the Shareholder and the Company hereby releases in full any and all claims with respect thereto with effect on and from the First Effective Time.

The Shareholder hereby represents and warrants that the Shareholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. The Shareholder will, from time to time, (i) execute and deliver, or cause to be executed and delivered, any additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Letter Agreement, the Merger Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Cayman Companies Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other transactions contemplated by the Merger Agreement or any of the other Transaction Documents. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between the parties hereto or any of their respective Subsidiaries relating to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Other than in connection with the Transfer of any Locked-Up Shares in accordance with the terms of this Letter Agreement, which shall not be deemed to be an assignment of this Letter Agreement or the rights or obligations hereunder, no party hereto may assign this Letter Agreement or any part hereof without the prior written consent of each other party and any such transfer without prior written consent shall be void. This Letter Agreement shall be binding on the Shareholder and its permitted successors and assigns.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any state or federal courts located in New York county, State of New York (or any appellate courts therefrom), and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to specific enforcement of the terms and provisions of this Letter Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Letter Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Shareholder at its address set forth on the signature page and to the intended recipient of the Company and SPAC at its address or at its email address set out below (or to such other address or email address as each of them may from time to time notify the other parties):

If to SPAC, to:

COVA Acquisition Corp.

1700 Montgomery Street, Suite 240

San Francisco, CA 94111

Attention: Jun Hong Heng

E-mail: junhong@crescentcove.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street, Suite 2000

Attention: Albert Vanderlaan; Hari Raman

E-mail: avanderlaan@orrick.com; hraman@orrick.com

and

Orrick, Herrington & Sutcliffe LLP

5701 China World Tower A

No. 1 Jianguomenwai Avenue, Beijing 100004

Attention: Jeff Zhang

Email: jeffzang@orrick.com

If to Company, to:

ECARX Holdings Inc.

16/F, Tower 2, China Eastern Airline Binjiang Center

277 Longlan Road, Xuhui District

Shanghai 200041, People’s Republic of China

Attention: Tony Chen

E-mail: tony.chen@ecarxgroup.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing 100004, China

Attention: Peter X. Huang

Email: peter.huang@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

c/o 42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Shu Du

Email: shu.du@skadden.com

This Letter Agreement shall automatically terminate upon the earlier to occur of the (i) the expiration of the Lock-Up Period and (ii) the termination of the Merger Agreement, provided that termination hereof shall not extinguish or otherwise affect the liability of the Shareholder for any prior breach of or non-compliance with the terms hereof.

[Signature pages follow]

Very truly yours,

(Name of Shareholder – Please Print)

(Signature)

(Name of Signatory if Shareholder is an entity – Please Print)

(Title of Signatory if Shareholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]

Agreed to and accepted:

ECARX HOLDINGS INC.

By:
Name:
Title:

COVA ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]